Exhibit (14)
Consent of Independent Registered Public Accounting Firm
The Board of Trustees
Turner Funds:
We consent to the use of our report dated November 29, 2011, with respect to the financial statements of the Turner International Growth Fund, one of the portfolios constituting the Turner Funds, incorporated herein by reference, and to the references to our firm under the heading “Experts” in the proxy statement/prospectus and under the heading “Pro Forma Financial Information” in the statement of additional information in the registration statement.
/s/ KPMG LLP
Philadelphia, Pennsylvania
September 24, 2012